UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material under Rule 14a-12

AMERUS GROUP CO.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Filed by: AmerUs Group Co.
Pursuant to Rule 14a-12
under the Securities Exchange Act of 1934
Subject Company: AmerUs Group Co.
Commission File No. 001-15166

On July 26, 2006, AmerUs Group Co. (the “Company”) posted the following questions and answers on its internal website. These questions and answers provide the Company’s employees with information on the acquisition of the Company by Aviva plc.
Aviva Acquisition
Questions and Answers
July 25, 2006
1. What aspirations does Aviva have in the US other than AmerUs?
Aviva believes AmerUs Group provides an excellent platform that can achieve substantial growth in the U.S. marketplace. As such, no additional acquisitions in the U.S. are currently being considered.
In fact, Richard Harvey, Aviva plc’s Group Chief Executive, had the following quote in The Financial Times, when asked by reporters if Aviva planned additional U.S. acquisitions: “That is not the case. This achieves our ambitions in the US. Its size makes that clear.”
2. Will stockholders vote on this acquisition? If so, and there is a negative vote, what happens?
Under the Iowa Business Corporation Act, the acquisition must be approved by a majority of the votes of the holders of our common stock cast at a special meeting of AmerUs Group’s shareholders, provided that a quorum is present. A quorum exists if at least a majority of the votes entitled to be cast at the special meeting are present in person or by proxy. We currently expect to hold a special meeting of shareholders during the fourth quarter of 2006. Shareholder approval, in addition to various governmental and regulatory approvals, is required in order to complete the transaction. If the shareholders do not approve the transaction, AmerUs Group would continue as an independent, publicly traded company.
3. Will our common stock still be listed on the New York Stock Exchange?
Since the offer from Aviva is for $69 per share in cash, once the acquisition is completed AmerUs Group will ‘delist’ its common stock from the New York Stock Exchange and our shares of common stock will no longer be traded on any stock exchange.
4. It was mentioned growing the office in Des Moines. Will the Boston company move to Des Moines? What about the offices in Indianapolis, New York, and Topeka?
As part of the integration work, functions at the Boston location, as well as all AmerUs Group locations, will be reviewed in order to maximize synergies and eliminate redundancies. It is expected that every location will experience change as a result of the integration work. The type and number of positions at each location has not yet been determined.

5. What is the approximate time until a change plan begins? When will we hear of elimination of “redundancies”?
Integration teams will be developed as soon as possible to review all business processes. We expect the initial teams to be formed after antitrust clearance, which is currently expected around the end of August. Consistent with our past practice, we will provide you with information as soon as any decisions have been made.
6. Will there be a hiring freeze during the integration process?
A hiring freeze is not expected to be implemented. Within the organization, we continue to have strategic, key positions that need to be filled. However, due to the pending transaction, some open positions may be placed ‘on hold’ until integration teams have evaluated our current staffing levels and business processes.
7. How will the acquisition affect our retirement/401K plan?
As part of the definitive agreement, it was determined that no significant changes, in the aggregate, will be made to our employee compensation and benefit programs (including the 401(k)) for a period of 24 months following the closing. The programs will be reviewed during this period of time with the intent of synchronizing the Aviva USA and AmerUs programs. Both companies currently offer competitive pay and benefit programs and plan to continue to do so.
Please remember that in the ordinary course of business AmerUs evaluates compensation administration and benefit plan programs on an annual basis in order to remain competitive and manage costs. As a result, changes comparable to those that have occurred in the past can be expected to also take place in 2007.
8. Will we still get our bonus?
As part of the definitive agreement it was agreed that bonuses will be paid in 2007 for 2006 results. As always, bonus payments are not automatically paid, and are based on the bonus pool and individual performance during the year.
Additional Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed acquisition of AmerUs Group Co. by Aviva plc. In connection with the proposed acquisition, AmerUs Group will file with or furnish to the Securities and Exchange Commission all relevant materials, including a proxy statement on Schedule 14A. SECURITY HOLDERS OF AMERUS GROUP ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING AMERUS GROUP’S PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Security holders may obtain a free copy of the proxy statement, when it becomes available, and other documents filed or furnished by AmerUs Group at the Securities and Exchange Commission’s web site at www.sec.gov. In addition, free copies of the proxy statement (when it becomes available) and other documents will also be available on AmerUs Group’s website at www.amerus.com. The proxy statement and other relevant documents may also be obtained for free from AmerUs Group by directing such request to Investor Relations, AmerUs Group, PO Box

1555, Des Moines, Iowa 50306-1555. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement.
Participants in Solicitation
AmerUs Group and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed transaction. Information regarding the interests of such directors and executive officers is included in AmerUs Group’s Proxy Statement for its 2006 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on March 29, 2006, and information concerning all of AmerUs Group’s participants in the solicitation will be included in the proxy statement relating to the proposed transaction when it becomes available. Each of these documents is, or will be, available free of charge at the Securities and Exchange Commission’s web site at www.sec.gov and from AmerUs Group at www.amerus.com or by directing such request to the address provided in the section above.
Cautionary Statement Regarding Forward-Looking Statements
This document contains statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which include words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” and other similar and related expressions. Forward-looking statements are made based upon management’s current expectations and beliefs concerning future developments and their potential effects on AmerUs Group. Such forward-looking statements are not guarantees of future events. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors: (1) the shareholders of AmerUs Group may not approve and adopt the merger agreement and the transactions contemplated by the merger agreement at the special shareholder meeting; (2) the parties may be unable to obtain governmental and regulatory approvals required for the merger, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger; (3) the parties may be unable to complete the merger because, among other reasons, conditions to the closing of the merger may not be satisfied or waived; or (4) other factors that may be referred to in AmerUs Group’s reports filed with or furnished to the Securities and Exchange Commission from time to time. There can be no assurance that other factors not currently anticipated by AmerUs Group will not materially and adversely affect future events. Security holders are cautioned not to place undue reliance on any forward-looking statements made by AmerUs Group or on its behalf. Forward-looking statements speak only as of the date the statement was made. AmerUs Group undertakes no obligation to update or revise any forward-looking statement.